Exhibit (j)(2)

FIRST AMENDMENT TO CUSTODY AGREEMENT

This amendment, dated September 27, 2022, is made to the Custody Agreement, by and among each entity identified on Appendix A thereto (collectively, the “Client”), and State Street Bank and Trust Company (“State Street” or the “Bank”), dated as of December 7, 2021 (the “Fund Custody Agreement”). Capitalized terms not defined herein have the meanings ascribed to them in the Fund Custody Agreement.

WHEREAS, the Client and the Bank wish to amend the Fund Custody Agreement by updating Schedule 2 (Notices) thereto;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein the parties hereto agree as follows:

1.    Schedule 2 to the Fund Custody Agreement (Notices) is amended in its entirety and replaced with a new Schedule 2 annexed hereto.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

BARINGS ACCESS PINE POINT FUND
(previously known as, MassMutual Access Pine Point Fund)

By:	/s/ Mina Nazemi

Name: Mina Nazemi
Title: President

MASSMUTUAL PRIVATE EQUITY FUNDS SUBSIDIARY LLC

By:	/s/ Mina Nazemi

Name: Mina Nazemi
Title: President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy

Name: Kevin Murphy
Title: Managing Director

Schedule 2
Notices

(Section 29)

CUSTODIAN:	STATE STREET BANK AND TRUST COMPANY

Attention:	Kevin W. Murphy, Managing Director

CC:	Legal Department

Address:	One Lincoln Street, Boston, MA 02110

Telephone No:	617-662-9645

Email:	kwmurphy@statestreet.com

CLIENT:	APPLICABLE ENTITY SET FORTH ON APPENDIX A

Attention:	James Cochrane

Address:	300 South Tryon Street, Suite 2500, Charlotte, NC 28202

Telephone No:	(980) 417-5489

Email:	James.Cochrane@barings.com

Attention:	Elizabeth Murray

Address:	300 South Tryon Street, Suite 2500, Charlotte, NC 28202

Telephone No:	(980) 417-6400

Email:	elizabeth.murray@barings.com

With a copy to:	Ashlee Steinnerd

Address:	300 South Tryon Street, Suite 2500, Charlotte, NC 28202

Telephone No:	(980) 417-5788

Email:	ashlee.steinnerd@barings.com